Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 30, 2023 (except for Note 8, which is dated November 22, 2023), with respect to the consolidated financial statements of Vivos Therapeutics, Inc. and its Subsidiaries as of and for the fiscal year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 11, 2025